Exhibit 10.1

EIGHTH AMENDMENT AND AGREEMENT RELATED TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS EIGHTH AMENDMENT AND AGREEMENT RELATED TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 29, 2009 and effective as of the date on which all of the conditions set forth in Section 6 have been satisfied or waived by the Administrative Agent (the “Amendment Effective Date”), which amends that certain Second Amended and Restated Credit Agreement dated as of March 30, 2006, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of May 2, 2006, the Second Amendment to Second Amended and Restated Credit Agreement dated as of October 25, 2006, the Third Amendment to Second Amended and Restated Credit Agreement dated as of November 29, 2006, the Fourth Amendment to Second Amended and Restated Credit Agreement dated as of March 1, 2007, the Fifth Amendment to Second Amended and Restated Credit Agreement dated as of May 7, 2007, the Sixth Amendment to Second Amended and Restated Credit Agreement dated as of May 9, 2008, and the Seventh Amendment to Second Amended and Restated Credit Agreement dated as of June 18, 2009, by and among VENOCO, INC., a Delaware corporation (the “Company”), the Guarantors, each of the Lenders party thereto, BANK OF MONTREAL, a Canadian chartered bank acting through certain of its U.S. branches or agencies, as Administrative Agent (in such capacity, the “Administrative Agent”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, and LEHMAN COMMERCIAL PAPER INC., as Co-Syndication Agents and FORTIS CAPITAL CORP., as Documentation Agent (as in effect immediately prior to the Amendment Effective Date, the “Credit Agreement”), is by and among the Company, the Guarantors, each of the Lenders party hereto and the Administrative Agent.

WHEREAS, the Company has requested that the Credit Agreement be amended to permit the Company to refinance its Senior Notes with the proceeds of an issuance of senior unsecured notes (the “New Senior Notes”) on the terms and conditions set forth in this Amendment; and

WHEREAS, the Required Lenders have agreed to such amendments and the agreement set forth in Section 2 below, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Defined Terms; Interpretation.

(a)           Capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.

(b)           The rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated in this Amendment as if set forth herein.

Section 2.               Agreement.  The Required Lenders acknowledge that under the terms of Article XI of the Senior Notes Indenture, the Senior Notes Indenture will be discharged and will cease to be of further effect as to the Senior Notes.  For the avoidance of doubt, the Required Lenders agree that for all purposes of Sections 8.12, 8.13, 8.14 and 8.15 of the Credit Agreement, the Indebtedness evidenced by the Senior Notes (including all principal, interest, premium and any other amounts paid pursuant to the Satisfaction and Discharge) will cease to exist upon consummation of the Satisfaction and Discharge and written confirmation to the Company from the trustee under the Senior Notes Indenture to the effect that the Satisfaction and Discharge has been validly completed.

Section 3.               Amendments.  The Credit Agreement is hereby amended as follows:

(a)           The following new definitions are hereby inserted into Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Eighth Amendment” means that certain Eighth Amendment to Second Amended and Restated Credit Agreement dated as of September 29, 2009 by and among the Company, the Guarantors, each of the Lenders party thereto, the Administrative Agent and other parties.

“New Senior Notes” means the senior unsecured notes of the Company, with respect to which (a) the aggregate principal amount does not exceed $200,000,000, (b) the terms do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to November 7, 2014, (c) no Subsidiary is an obligor thereon that is not a Loan Party, (d) no Default would result from the incurrence of such Indebtedness after giving effect to the incurrence of such Indebtedness, and (e) the covenants, events of default, subsidiary guarantees and other terms (other than interest rate and redemption premiums), taken as a whole, are not more restrictive of the Loan Parties than those in the Loan Documents nor more onerous than those imposed by the Senior Notes Indenture.

“New Senior Notes Debt Documents” means, collectively, the New Senior Notes Indenture, the New Senior Notes, and the New Senior Notes Subsidiary Guarantees.

“New Senior Notes Indenture” means that certain indenture governing the terms of the New Senior Notes, to be executed by the Company, the guarantors party thereto, if any, and the indenture trustee named therein.

“New Senior Notes Subsidiary Guarantees” mean, collectively, the guarantees by certain Subsidiaries of the New Senior Notes.

“Satisfaction and Discharge” has the meaning given such term in Section 5(b) of the Eighth Amendment.

(b)           The following existing definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Second Lien Debt Documents” means each of the Second Lien Loan Documents, the Senior Notes Debt Documents, and the New Senior Notes Debt Documents.

“Second Lien Debt Instruments” means each of the Second Lien Term Loan Agreement, the Senior Notes Indenture, and the New Senior Notes Indenture.

(c)         Section 8.5(f) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(f)          Indebtedness represented by (1) the Senior Notes and the Senior Notes Indenture in an aggregate principal amount not to exceed $150,000,000; provided that the Company shall have consummated the Satisfaction and Discharge and (2) the New Senior Notes and the New Senior Notes Indenture in an aggregate principal amount not to exceed $200,000,000.”

(d)           Section 8.9 is hereby amended by amending and restating sub-clause (z) thereof to read in its entirety as follows:

“(z) make optional prepayments, redemptions, purchases or other defeasances in respect of any Second Lien Debt Instrument using the Net Cash Proceeds of an “Equity Offering” (as defined in the Senior Notes Indenture or the New Senior Notes Indenture, as applicable) or the issuance of debt securities or instruments or the incurrence of loans; provided, further, however, that (A) no Default has occurred and is continuing, (B) no such Restricted Payment shall cause a Default, and (C) at the time any such Restricted Payment is made by the Company, and giving pro forma effect to such payment, the ratio of the Effective Amount to the Borrowing Base does not exceed .75 to 1.00.”

(e)           Section 8.19 is amended and restated to read in its entirety as follows:

“8.19       Senior Notes.        The Company and each Guarantor shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly:

(a)           except as contemplated by the Defeasance and Redemption, amend or modify any of the terms or provisions of the Senior Notes Indenture or the Senior Notes, or after execution thereof, the New Senior Notes Indenture or, after issuance thereof, the New Senior Notes, if such amendment or modification would have the effect of (i) accelerating the maturity date of the principal amount thereof, or any scheduled interest payment thereon; (ii) increasing the principal amount thereof or interest rate thereon; (iii) causing, or purporting to cause, the Liens securing the Obligations to cease to be “Permitted Liens” (as defined in the Senior Notes Indenture or the New Senior Notes Indenture, as applicable); or (iv) requiring the Company to grant any Lien for the benefit of the holders thereof, except to the extent described in Section 3.5 of the Senior Notes Indenture or any comparable “equal and ratable” clause in the New Senior Notes Indenture (it being understood in all events that no Lien which would cause the Company to be required to grant any such Lien may be granted if prohibited by any term of this Agreement);

(b)           amend or modify any other term or provision of the Senior Notes Indenture, the Senior Notes, or after execution thereof, the New Senior Notes Indenture, or after issuance thereof, the New Senior Notes, if such amendment or modification would be materially adverse to the Lenders; or

(c)           prepay, redeem, purchase or defease any (i) Senior Notes, except with proceeds of (x) an “Equity Offering” (as defined in the Senior Notes Indenture) or (y) the issuance of the New Senior Notes, debt securities or instruments or the incurrence of loans and subject to compliance with Section 8.9 or (ii) New Senior Notes, except with proceeds of an “Equity Offering” (as defined in the New Senior Notes Indenture and subject to compliance with Section 8.9).”

Section 4.               The Issuance.

(a)           The Company may, at its option, consummate the offering and issuance of the New Senior Notes (the “Issuance”).

(b)           Immediately upon the consummation of the Issuance, the Company shall (i) deliver to the trustee under the Senior Notes Indenture an unconditional notice of redemption in accordance with Sections 5.3 and 5.5 of the Senior Notes Indenture to redeem all outstanding Senior Notes in full on December 15, 2009 and (ii) irrevocably deposit with the trustee under the Senior Notes Indenture, in accordance with the satisfaction and discharge provisions of Article XI of the Senior Notes Indenture, such portion of the Net Cash Proceeds of the Issuance as will be sufficient to pay the aggregate redemption price (including accrued and unpaid interest) for all Senior Notes on December 15, 2009 (the “Satisfaction and Discharge”).  Default by the Company in the performance of its obligations under this Section 4(b) shall constitute an Event of Default under the Credit Agreement.

Section 5.               Amendment and Ratification.  Upon the effectiveness hereof as provided in Section 6 of this Amendment, this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as modified hereby, is hereby ratified, approved and confirmed to be in full force and effect in each and every respect.  The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of any Lender or any Agent, nor constitute a waiver of any provision of any of the Loan Documents.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby and as may be further amended, amended and restated, supplemented or otherwise modified from time to time pursuant to the terms thereof and the Intercreditor Agreement.

Section 6.               Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the condition that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

(a)           Amendment.  This Amendment, duly executed and delivered by each of the Company, the Guarantors and each Supermajority Lender.

(b)           Payment of Fees.  Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses owed pursuant to the Credit Agreement or this Amendment, in each case to the extent then due and payable at the Amendment Effective Date and invoiced prior to the Amendment Effective Date, including any such costs, fees and expenses arising under or referenced in Sections 2.8 and 11.4 of the Credit Agreement.

(c)           New Senior Notes Purchase Agreement.  The purchase agreement among the Company and the initial purchasers of the New Senior Notes shall have been executed and delivered by such Persons, or shall be executed and delivered contemporaneously with the execution and delivery of this Amendment by the Company, the Guarantors, the Supermajority Lenders and the Administrative Agent, and the Company shall have delivered to the Administrative Agent a certificate of the Chief Financial Officer of the Company to such effect.

(d)           Opinion of Counsel.  An opinion of Bracewell & Giuliani LLP covering such matters as the Administrative Agent may require and in form and substance satisfactory to the Administrative Agent dated as of the Amendment Effective Date.

(e)           Reliance Letter.  A letter from Bracewell & Giuliani LLP to the Administrative Agent permitting the Administrative Agent and the Lenders to rely on such firm’s opinions to the initial purchasers of the New Senior Notes, the underwriter for the Defeasance and Redemption, the indenture trustee under the Senior Notes Indenture and the indenture trustee under the New Senior Notes Indenture in each case as if the Administrative Agent and the Lenders were original addressees thereof.

(f)            Other Documents.  Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

Section 7.               Representations and Warranties.  The Company and each Guarantor each hereby represent and warrant that, as of the date hereof and the Amendment Effective Date, after giving effect to this Amendment:

(a)           Bring-Down of Representations and Warranties.  The representations and warranties of the Company and each Guarantor contained in Article VI and Section 4.5(b) of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date, as though made on and as of such date (except to the extent such reps and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

(b)           No Litigation.  No litigation is pending or threatened against the Company or any Subsidiary in which there is a reasonable probability of an adverse decision which would result in a Material Adverse Effect.

(c)           No Material Adverse Effect.  There has occurred no event or circumstance that has resulted or would reasonably be expected to result in a Material Adverse Effect since December 31, 2008.

(d)           No Default or Event of Default.  No event has occurred and is continuing which constitutes a Default, an Event of Default or both.

Section 8.               Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.               Costs and Expenses.  The Company shall pay all reasonable costs and expenses incurred by the Administrative Agent or any other Agent, the Lenders or any of their Affiliates in connection with the development, preparation, administration and execution of this Amendment, including Attorney Costs incurred by any such Person with respect thereto.

Section 10.             Counterparts.  This Amendment may be executed in any number of separate counterparts, no one of which need be signed by all parties; each of which, when so executed, shall be deemed an original, and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.  A fully executed counterpart of this Amendment by facsimile signatures or delivered in portable document format (.pdf) shall be binding upon the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment and Agreement Related to Second Amended and Restated Credit Agreement be duly executed and delivered by their respective duly authorized officers as of the date first set forth above, to be effective as of the Amendment Effective Date.

COMPANY:

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

GUARANTORS:

WHITTIER PIPELINE CORPORATION

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
President

TEXCAL ENERGY (LP) LLC

By:	VENOCO, INC., its Manager

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

TEXCAL ENERGY (GP) LLC

By:	VENOCO, INC., its Manager

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

Venoco Eighth Amendment Signature Page

GUARANTORS:

TEXCAL ENERGY SOUTH TEXAS L.P.

By:	TEXCAL ENERGY (GP) LLC, as general partner

By:	VENOCO, INC., its Manager

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

CATCO ENERGY LLC

By:	VENOCO, INC., its Manager

By:	/s/ Timothy M. Marquez
Timothy M. Marquez
Chief Executive Officer

Address for Notice to the Company and the Guarantors: Principal Place of Business and Chief Executive Office:

370 17th Street, Suite 2950 Denver, Colorado 80202-1370 Attention: Chief Financial Officer Facsimile No.: (303) 626-8315

Venoco Eighth Amendment Signature Page

ADMINISTRATIVE AGENT:

BANK OF MONTREAL, acting through its U.S. branches and agencies, including its Chicago, Illinois branch, as Administrative Agent and as a Lender

By:	/s/ James V. Ducote
James V. Ducote
Managing Director

LENDER:

BMO CAPITAL MARKETS FINANCING, INC.

By:	/s/ James V. Ducote
James V. Ducote
Director

CO-SYNDICATION AGENT AND A LENDER:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Kevin Buddhdew
	Name:	Kevin Buddhdew
	Title:	Associate

Venoco Eighth Amendment Signature Page

CO-SYNDICATION AGENT AND A LENDER:

LEHMAN COMMERCIAL PAPER INC.

By:
Name:
Title:

DOCUMENTATION AGENT AND A LENDER:

FORTIS CAPITAL CORP.

By:
Name:
Title:

By:
Name:
Title:

A LENDER:

ALLIED IRISH BANKS p.l.c.

By:	/s/ Robert F. Moyle
	Name:	Robert F. Moyle
	Title:	Senior Vice President

By:	/s/ James Giordano
	Name:	James Giordano
	Title:	Assistant Vice President

A LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Cameron D. Jones
	Name:	Cameron D. Jones
	Title:	Banking Officer

A LENDER:

THE BANK OF NOVA SCOTIA

By:	/s/ Keith Buchanan
	Name:	Keith Buchanan
	Title:	Managing Director

Venoco Eighth Amendment Signature Page

A LENDER:

UNION BANK, N.A.
(Formerly known as Union Bank of California, N.A.)

By:	/s/ Brian Caddell
	Name:	Brian Caddell
	Title:	Officer

A LENDER:

BANK OF OKLAHOMA, NATIONAL ASSOCIATION

By:
Name:
Title:

A LENDER:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Todd Coker
	Name:	Todd Coker
	Title:	AVP

A LENDER:

RZB FINANCE LLC

By:	/s/ Shirley Ritch
	Name:	Shirley Ritch
	Title:	Vice President

By:	/s/ Astrid Nocbaner
	Name:	Astrid Nocbaner
	Title:	Group Vice President

Venoco Eighth Amendment Signature Page

A LENDER:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ P.R. Ballad
	Name:	P.R. Ballad
	Title:	Managing Director